CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of the date set forth on the signature page hereto (the “Effective Date”), by and between the individual or entity set forth on the signature page hereto (“Consultant”), and CHARLOTTE’S WEB, INC. (“Company”) (individually a “Party” or together the “Parties”). All capitalized terms not defined when initially used will have the meanings given to them elsewhere in this Agreement.

WHEREAS, (i) Company is a developer, marketer, distributor and seller of certain consumer products (the “Products”), (ii) Consultant wishes to provide the Services for Company, and (iii) Company wishes to procure the Services from Consultant, in exchange for the compensation set forth in Section 2 herein.
WHEREAS, Consultant is not an employee of the Company and has previously resigned as an employee of the Company.

NOW THEREFORE, in consideration of the foregoing premises, and the covenants and undertakings herein contained, Consultant and Company mutually agree as follows:

1.Services. Consultant will be responsible for the execution of the Services to the reasonable satisfaction of Company, and Consultant will coordinate any and all elements of the Services directly with Company and subject to Company’s approval. For purposes of this Agreement, “Services” will refer to (i) the services described on Exhibit A attached to this Agreement and (ii) such other related services as Company may reasonably request from time to time.

2.Compensation. In consideration of the Services to be provided by Consultant to Company hereunder, Company agrees to pay Consultant the following compensation:

(a)Fee. During the Term, Consultant will receive the monthly, weekly, hourly or other fee specified on Exhibit A attached hereto (the “Fee”).

(b)Expense Reimbursement. In addition to the Fee, Company will reimburse Consultant for its reasonable, out-of-pocket expenses directly related to the Services during the Term (the “Service Expenses”); provided that, any Service Expenses in excess of $600 (individually or in the aggregate) will not be reimbursed to Consultant unless authorized by Company in writing prior to Consultant incurring such Service Expenses (email authorization being sufficient). Consultant will provide Company with invoices for all Service Expenses.

3.Term; Termination. This Agreement will commence as of the Effective Date and remain in full force and effect until (a)June 13, 2025, or (b) terminated by either Party, at any time, for any or no reason, upon ten (10) days prior written notice to the other Party (the period from the Effective Date until such time as this Agreement is terminated will be referred to as the “Term”); provided, however, that Company will have the right to treat any termination of this Agreement by Consultant as effective immediately upon Company’s receipt of such written notice. In the event this Agreement is terminated pursuant to this Section 3, Company will have no further financial or other obligation to Consultant except for payment for Services rendered up to the effective date of such termination, subject to pro-ration, as applicable.

4.Intellectual Property.

(a)Consultant represents, warrants and covenants that Company will be the owner of all of the results and proceeds of Consultant’s Services under this Agreement, including any copyrights, patents, trademarks and other intellectual property rights in any work or property created by Consultant, or anyone under Consultant’s direction under this Agreement and any marketing, promotional, literary or other materials created in connection with the performance of the Services hereunder including, without limitation, any film, video, still photograph, digital recording, graphics, designs, artwork, models, prototypes, inventions, recipes, formulae, processes and writings (collectively, the “IP”). Consultant acknowledges that its work and the Services are a “work-made-for-hire” within the scope of Consultant’s Services to Company, and therefore Company will be the author and intellectual property owner of any work and any IP, created under this Agreement. Where, by operation of law, any of the rights described herein including, without limitation, any rights to the IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Consultant hereby acknowledges, Consultant irrevocably assigns and transfers to Company, in perpetuity, all of Consultant’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such IP including, without limitation, any copyrights, patents, trademarks and other intellectual property rights, to Company. Consultant understands and agrees that it will not use the IP in any manner whatsoever, for any purpose whatsoever, except as necessary to provide the Services and it will not disseminate any such IP, in any manner, without the prior written consent of Company.

(b)Without limiting the generality of Section 4(a) above, Consultant further represents, warrants and covenants that: (i) all processes, know-how, methods, formulations and/or specifications created, developed and/or improved upon by either party in connection with the Services, including, without limitation, any development, formulation, sample and testing runs of Company’s products (collectively, as applicable, the “Product Tests”), which in any way pertain to the production or manufacture of any of Company’s existing or future products (including, without limitation, any products developed by Consultant for Company as a result of the Product Tests), shall be the sole and exclusive property of Company; (ii) Consultant shall not acquire any right, title or interest in or to Company’s specifications or Company’s products, or any intellectual property right relating thereto, as a result of its performance of Services on behalf of Company or otherwise (including, without limitation, any Product Tests); and (iii) Consultant shall not obtain any right to disclose or utilize any such product specifications or other information except as explicitly authorized by Company in writing. For the avoidance of doubt, any and all results of the Product Tests, together with all improvements thereon and modifications thereto, shall be deemed “IP” of Company.

5.Confidentiality. During the Term, Consultant acknowledges and agrees that Company may disclose to Consultant certain confidential information, which confidential information includes, but is not limited to, information pertaining to Company’s and its affiliates’ financial affairs, products, know-how, business systems, marketing strategies, trade secrets, manufacturing processes, production methods, recipes, formulae, designs, equipment, technology and other technical and commercial information, including, without limitation, information relating to the Product Tests (collectively, “Confidential Information”), solely to permit Consultant to perform its obligations under this Agreement. Consultant will maintain the secrecy of all such Confidential Information during the Term and thereafter. During the Term and thereafter,

Consultant will not use, disclose or otherwise exploit any Confidential Information for its own benefit, or for any purpose not specifically authorized by Company. All files, lists, records, documents and drawings that incorporate or refer to any Confidential Information will be returned to Company or destroyed promptly upon the termination of this Agreement.

6.Representations and Warranties; Company Property.

(a)Consultant represents and warrants that: (i) it has the full right, power, capacity and authority to enter into and fully perform this Agreement, and carry out each and all of the terms and conditions hereof; (ii) there is not now, nor will there exist during the Term, any contract or understanding with any other person or entity which would interfere with its performance of its obligations herein; (iii) the consent of no other person or entity is necessary for Consultant to enter into this Agreement; (iv) it will satisfy the terms and obligations of this Agreement in compliance with all applicable current or future federal, state, or local laws, statutes, orders, rules, regulations, ordinances, permits, approvals, licenses, registrations, directives, filings or authorizations; and (v) it will provide Company with prompt written notice of any legal or regulatory issues applicable to the execution of the Services of which Consultant is or later becomes aware.

(b)Consultant acknowledges and agrees that in the event Company provides Consultant with a lap top computer or other similar property, such property will at all times remain the property of Company and subject to Company’s review and inspection from time to time. Consultant further acknowledges and agrees that upon the cessation or termination of Consultant’s employment with Company, for any reason, Consultant will immediately return such property to Company.

7.Indemnification. Consultant will indemnify, hold harmless and defend Company, its parent, affiliate and subsidiary companies and their respective officers, directors, shareholders, agents and employees from and against any and all loss, liability, damage and expense (including reasonable attorneys’ fees and court costs) pertaining to, arising out of, in connection with or resulting from (i) Consultant’s gross negligence, recklessness or willful misconduct, and (ii) the breach by Consultant of any representation, warranty, covenant or obligation contained in this Agreement; provided, however, Consultant will have no indemnification obligation hereunder to the extent that any of the foregoing was caused by the acts or omissions of Company, or to the extent Consultant’s actions were taken at Company’s direction.

Company will indemnify, hold harmless and defend Consultant from and against any and all loss, liability, damage and expense (including reasonable attorneys’ fees and court costs) pertaining to, arising out of, in connection with or resulting from Consultant’s provisions of the Services as requested by the Company and actions taken at the Company’s direction; provided, however, Company will have no indemnification obligation hereunder to the extent that any of the foregoing are caused by (i) Consultant’s gross negligence, recklessness or willful misconduct, or (ii) the breach by Consultant of any representation, warranty, covenant or obligation contained in this Agreement.

8.Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be delivered by (a) electronic mail, in which event the notice will be deemed effective when received, (b) hand, in which event the notice will be deemed effective when delivered, (c) prepaid registered or certified mail, return receipt requested, in which event the notice will be deemed effective when received, or (d) recognized overnight courier services, in which event the notice will be deemed effective as of the regularly scheduled time for delivery established by such courier service. All notices and other communications under this Agreement will be given to the Parties hereto at the addresses set forth on the signature page to this Agreement. The Parties may designate that a notice be given to such other address as they may from time to time specify by written notice as herein provided to the other Party.

9.Independent Contractor. The Parties acknowledge and agree that: (i) Consultant is to perform the Services hereunder as an independent contractor; (ii) Company will not be liable for any federal, state, local, withholding or other taxes, worker's compensation, unemployment insurance, employers' liability, employer's FICA, social security or other deductions or contributions, for or on behalf of Consultant (or any other person retained or employed by Consultant); and (iii) all such related taxes and costs will be the sole responsibility of Consultant. Consultant is free to engage for employment or provision of services with other entities to the extent such engagement does not interfere with the provision of the Services hereunder.

10.Miscellaneous. Nothing in this Agreement will be construed as establishing the relationship of employer and employee, or principal and agent, or franchisor and franchisee, or of partnership, or of joint venture or of any similar association between the Parties. Neither Party will have the right to enter into any agreement that binds or obligates the other in any way, except as otherwise provided expressly in this Agreement. In the event any provision of this Agreement is determined to be invalid or unenforceable for any reason, such provision will be deemed modified, if possible, to the extent required to render it valid, enforceable and binding, and such determination will not affect the validity or enforceability of any other provision of this Agreement. The rights and obligations conferred hereunder cannot be assigned or delegated by either Party without the prior written consent of the other Party, and any purported assignment will be void; provided, however, that Company will have the right to assign this Agreement to a successor in interest in connection with a sale of all or substantially all of the assets and/or equity of Company without the prior written consent of Consultant. This Agreement may be executed in multiple counterparts, each such counterpart being deemed an original copy thereof. Failure by either Party at any time to enforce any of the terms hereof or a breach by the other Party will not constitute a waiver of any of the provisions hereof or of subsequent breaches. This Agreement constitutes the entire and final expression of the agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior related communications or agreements, whether oral, written, or electronically transmitted, between the Parties. This Agreement may not be modified or amended without the written consent of the Parties. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to its conflict or choice of law principles. Notwithstanding the foregoing, the obligations set forth in the last sentence of Section 3, as well as the provisions of Sections 4, 5, 6, 7, 8, 9 and 10, will survive the termination of this Agreement.

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    IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date set forth below.

Effective Date: June 13, 2024

ACCEPTED AND AGREED:

CONSULTANT:

Consultant Name:
Jared Stanley
__________________________________

Signature: /s/ Jared Stanley

If signing on behalf of an entity:

Signatory Title:

__________________________________

Notice: Address:
__________________________________
__________________________________
__________________________________
Email: ____________________________

COMPANY:

CHARLOTTE’S WEB, INC.

__/s/ Stephen Rogers_______
Name: Stephen Rogers
Title: General Counsel

Notice: Address:
__________________________________
__________________________________
__________________________________
Email: ____________________________

Exhibit A

Services

For purposes of this Agreement, the “Services” will include, but may not be limited to:
Consultation on government relations matters, including nationwide monitoring of federal and state legislation, efforts to educate lobbyists and lawmakers on the practicality of proposed legislation. In addition to services, Consultant may at times serve as a spokesperson as requested by the Company.

Consultation on cultivation as needed, including assistance with historical information, future planning needs, and expertise in the field. Continue completion of the Cultivation Roles and Responsibilities to provide clarity for the associated staff and external partner agencies.

Consultation on written communication, speaking engagements, and presentations on behalf of the Company as requested.

Fee

For purposes of this Agreement, the “Fee” will be:

$ 5,769.23 (USD) paid N14